Exhibit 10.28

AGREEMENT TO PROPOSE INTERNALIZATION OF PROPERTY MANAGEMENT

This Agreement to Propose Internalization of Property Management (“Agreement”) is made as of ____________, 2010, between US FEDERAL TRUST PROPERTIES INC., a Maryland corporation, (“Company”), DANIEL K. CARR, an individual (“Carr”) and RICHARD D. BAIER, an individual (“Baier” and together with Carr, “Owners”), with reference to the following facts:

A.	Company has engaged Lane4 Management Inc., a Missouri corporation (“Lane4 Management”) as the property manager of certain of Company’s real properties pursuant to that certain Management Agreement dated ____________, 2010 (“Management Agreement”).

B.	Each of Owners owns one-third (1/3) of issued and outstanding stock of Lane4 and collectively they own two-thirds of the issued and outstanding stock of Lane4 Management. Each of the Owners is an officer and director of the Company.

C.	As a condition to the Company’s entering into the Management Agreement, Company has required owners to agree to propose the internalization of the property management of the Company’s real properties managed by Lane4 Management pursuant to the Management Agreement when the aggregate rentable square footage of the Company’s portfolio of real properties owned by it or a subsidiary (the “Portfolio”) reaches One Million Five Hundred Thousand (1,500,000) square feet (the “Portfolio Threshold”).

Now, therefore, in consideration of the foregoing recitals and the following promises, obligations and agreements, Owners and Company agree as follows.

1.	Proposal Submission. Within thirty (30) days following the Portfolio reaching the Portfolio Threshold, Owners shall submit to the Company’s board of directors (the “Board”) a commercially reasonable written proposal (“Proposal”) to internalize, inside the Company or a subsidiary thereof, all property management functions and services performed by Lane4 Management whether pursuant to the Management Agreement or otherwise. The Proposal shall include the termination of the Management Agreement by Company in accordance with the terms of the Management Agreement.

2.	Miscellaneous.

a.	Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute but one instrument. This Agreement may be delivered via facsimile or other electronic transmission.

b.	Amendment; Modification. This Agreement may not be amended or modified except by an agreement in writing signed by both parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OWNERS:

Richard D. Baier

Daniel K. Carr

COMPANY:

US FEDERAL PROPERTIES TRUST, INC., a Maryland corporation

By:
Name:	Richard D. Baier
Title:	Chief Executive Officer

[Signature Page to Agreement to Propose Internalization of Property Management]